UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 16, 2010
Date of Report (Date of earliest event reported)
Actuate Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2207 Bridgepointe Parkway
Suite 500
San Mateo, California 94404
(Address of principal executive offices) (Zip Code)
(650) 645-3000
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 16, 2010, Actuate Corporation (“Actuate”) and International Business Machines Corporation (“IBM”) entered into a binding memorandum of understanding (the “MOU”) to end a dispute (Actuate Corporation v. IBM and MRO Software, Case No. CV 09 58892 JCS (N.D.Cal.) (the “Dispute”).
Under the MOU, IBM agreed to pay Actuate a total of $11 million within five (5) business days of execution of a definitive settlement agreement, which the parties agreed would be signed by September 22, 2010.
The parties also agreed: (a) to release certain claims in the definitive settlement agreement; (b) that within three (3) business days of receipt of payment from IBM, Actuate would dismiss the Dispute with prejudice; and (3) they would meet to discuss the discuss the possibility of future business opportunities for Actuate and IBM within thirty (30) days of execution of the definitive settlement agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation
Date: September 20, 2010	By:	/s/ Peter I. Cittadini
	Name:	Peter I. Cittadini
	Title:	President and Chief Executive Officer